LIST OF SIGNIFICANT SUBSIDIARIES	EXHIBIT 21

The following are the subsidiaries of the Registrant included in the Registrant’s consolidated financial statements at December 31, 2004. Other subsidiaries are not listed because such subsidiaries are inactive. Subsidiaries are listed alphabetically under either the domestic or international categories.

	Jurisdiction under	Percent of voting securities
Domestic	which organized	owned by Registrant
ATM Finance, Inc.	Ohio	100%
Central Security Systems, Inc.	Hawaii	100%
Data Information Management Systems, Inc.	California	100%

DBD Investment Management Company	Delaware	100%

Diebold Australia Holding Company, Inc.	Delaware	100%

Diebold China Security Holding Company, Inc.	Delaware	100%

Diebold Credit Corporation	Delaware	100%

Diebold Election Systems, Inc.	Delaware	100% (6)

Diebold EMEA Management, Inc.	Ohio	100%

Diebold Finance Company, Inc.	Delaware	100% (1)

Diebold Foreign Sales Corporation	St. Thomas, U.S. Virgin Islands	100% (1)

Diebold Holding Company, Inc.	Delaware	100%

Diebold Investment Company	Delaware	100%

Diebold Latin America Holding Company, Inc.	Delaware	100%

Diebold Mexico Holding Company, Inc.	Delaware	100%

Diebold Midwest Manufacturing, Inc.	Delaware	100%

Diebold of Nevada, Inc.	Nevada	100%

Diebold Self-Service Systems	New York	100% (2)

Diebold Southeast Manufacturing, Inc.	Delaware	100% (3)

Diebold SST Holding Company, Inc.	Delaware	100%

Diebold Texas, Incorporated	Texas	100%

Diebold Transaction Services, Inc.	Delaware	100%

Griffin Technology, Incorporated	New York	100%

InterBold Technologies, Inc.	Delaware	100% (4)

Mayfair Software Distribution, Inc.	Delaware	100%

Nexus Software, Incorporated	Delaware	100%

Pioneer Systems, Inc.	Pennsylvania	100%

R. D. Products, Inc.	New York	100% (5)

VDM Holding Company, Inc.	Delaware	100%

Verdi & Associates, Inc.	New York	100%

(1)	100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.

(2)	70% of partnership interest is owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant and 30% is owned by Diebold SST Holding Company, Inc., which is 100% owned by the Registrant.

(3)	100% of voting securities are owned by Diebold Midwest Manufacturing, Inc., which is 100% owned by the Registrant.

(4)	100% of voting securities are owned by Diebold Self-Service Systems, which is 70% owned by Diebold Holding Company, Inc. and 30% owned by Diebold SST Holding Company, Inc., which are 100% owned by the Registrant.

(5)	100% of voting securities are owned by Griffin Technology, Incorporated which is 100% owned by the Registrant.

(6)	100% of voting securities are owned by Diebold Election Systems ULC, which is 100% owned by the Registrant.

LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)	EXHIBIT 21

	Jurisdiction under	Percent of voting securities
International	which organized	owned by Registrant
Cable Print N.V.	Belgium	100%

Cardinal Brothers Manufacturing & Operations, Pty. Ltd.	Australia	100	% (12)

Caribbean Self Service and Security Ltd.	Barbados	100	% (18)

DBD Asset Management S.A. de C.V.	Mexico	100	% (7)

DCHC, S.A.	Panama	100	%(18)

Diebold ATM Cihazlari Sanayi Ve Ticaret A.S.	Turkey	100	% (23)

Diebold Argentina, S.A.	Argentina	100	% (18)

Diebold Australia Pty. Ltd.	Australia	100	% (8)

Diebold Belgium B.V.B.A	Belgium	100	% (27)

Diebold Brasil LTDA	Brazil	100	% (18)

Diebold Cassis Manufacturing S.A.	France	100%

Diebold Colombia S.A.	Colombia	55	% (21)

The Diebold Company of Canada, Ltd.	Canada	100%

Diebold Ecuador SA	Ecuador	100	% (29)

Diebold Election Systems Inc.	Canada	100%

Diebold EMEA Processing Centre Limited	United Kingdom	100%

Diebold Financial Equipment Company (China), Ltd.	Peoples Republic of China	78%

Diebold France SARL	France	100	% (10)

Diebold Germany GmbH	Germany	100	% (10)

Diebold India Private Limited	India	100%

Diebold Hungary Ltd.	Hungary	100	% (10)

Diebold International Limited	United Kingdom	100	% (10)

Diebold Italy S.r.l.	Italy	100	% (20)

Diebold Mexico, S.A. de C.V.	Mexico	100	% (9)

Diebold Netherlands B.V.	Netherlands	100	% (10)

Diebold OLTP Systems, A.V.V.	Aruba, Dutch West Indies	50%

Diebold OLTP Systems, C.A.	Venezuela	50	% (16)

Diebold Pacific, Limited	Hong Kong	100%

Diebold Panama, Inc.	Panama	100	% (18)

Diebold Paraguay S.A.	Paraguay	100	% (18)

Diebold Peru S.r.l	Peru	100	% (18)

Diebold Philippines, Inc.	Philippines	100	% (28)

Diebold Poland S.p. z.o.o.	Poland	100	% (10)

Diebold Portugal – Solucoes Informaticas, S.A.	Portugal	100	% (10)

Diebold (Romania) S.R.L.	Romania	100%

Diebold Safetell International Security Limited	Australia	100	% (12)

Diebold Security and Services Pty.	Australia	100	% (12)

Diebold Systems Private Limited	India	100%

Diebold Osterreich Selbstbedienungssysteme GmbH	Austria	100	% (10)

LIST OF SIGNIFICANT SUBSIDIARIES(CONTINUED)	EXHIBIT 21

	Jurisdiction under	Percent of voting securities
International	which organized	owned by Registrant
Diebold Selbstbedienyngssysteme (Schweiz) GmbH	Switzerland	100% (10)

Diebold Self-Service CIS Ltd.	Russia	100% (10)

Diebold Self Service Solutions Limited Liability Company	Switzerland	100% (22)

Diebold Self Service Solutions Namibia (Pty) Ltd.	Namibia	100% (26)

Diebold Singapore Pte. Ltd	Singapore	100%

Diebold South Africa (Pty) Ltd.	South Africa	100%

Diebold Spain, S.L.	Spain	100% (10)

Diebold (Thailand) Company Limited	Thailand	100%

Diebold Uruguay S.A.	Uruguay	100% (18)

DPB S.A.	Argentina	100% (18)

DSSS Panama, S.A.	Panama	55% (17)

Mecaf Impressoras S.A.	Brazil	100% (19)

Nexus Software UK Ltd.	United Kingdom	100% (15)

P.T. Diebold Indonesia	Indonesia	100% (11)

Procomp Amazonia Industria Eletronica S.A.	Brazil	100% (19)

Procomp Comercio e Servicos LTDA	Brazil	100% (19)

Procomp Industria Eletronica LTDA	Brazil	100% (19)

RLM Monitoring Pty. Ltd.	Australia	100% (12)

Safequip Automated Systems Pty. Ltd.	Australia	50% (13)

Safetell Cash Handling Pty. Ltd.	Australia	100% (14)

Safetell International Services Pty. Ltd.	Australia	100% (14)

Sersi S.A.	France	100% (30)

Sersi Italia	Italy	100% (30)

Siab (HK) Limited	Hong Kong	100% (4)

Shanghai Diebold King Safe Company, Limited	China	50% (25)

Shanghai Diebold Security Equipment Company, Ltd.	China	50% (25)

Shanghai Diebold Security Products Company, Limited	China	50% (25)

Starbuck Computer Empire, A.V.V.	Aruba, Dutch West Indies	50%

Tecron Security Pty. Ltd.	Australia	70% (24)

(7)	100% of voting securities are owned by Diebold Mexico Holding Company, Inc., which is 100% owned by the Registrant.

(8)	100% of voting securities are owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.

(9)	100% of voting securities are owned by Diebold Mexico Holding Company, Inc. which is 100% owned by the Registrant.

(10)	100% of voting securities are owned by Diebold Self-Service Solutions Limited Liability Company, which is 95% owned by the Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.

(11)	75% of voting securities are owned by the Registrant, 25% of voting securities are owned by Diebold Pacific, Limited, which is 100% owned by the Registrant.

(12)	100% of voting securities are owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc., which is 100% owned by the Registrant.

(13)	50% of voting securities are owned by Safetell Cash Handling Pty. Ltd., which is 100% owned by Diebold Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.

LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)	EXHIBIT 21

(14)	100% of voting securities are owned by Diebold Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.

(15)	100% of voting securities are owned by Nexus Software, Incorporated, which is 100% owned by the Registrant.

(16)	50% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(17)	55% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(18)	100% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(19)	100% of voting securities are owned by Diebold Brasil LTDA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(20)	77% of voting securities are owned by the Diebold International Limited, which is 100% owned by Diebold Self Service Solutions Limited Liability Company, which is 100% owned by the Registrant, while 23% of the voting securities are owned by Diebold Cassis Manufacturing, S.A, which is 100% owned by the Registrant.

(21)	21.44% of voting securities are owned by Diebold Latin America Holding Company, Inc., 16.78 % of voting securities are owned by Diebold Panama, Inc. which is 100% owned by Diebold Latin America Holding Company, Inc., 16.78% of voting securities are owned by DCHC SA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(22)	95% of voting securities are owned by the Registrant, while 5% of voting securities are owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.

(23)	50% of voting securities are owned by Diebold Netherlands B.V., which is owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant, while 50% of voting securities are owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.

(24)	70% of voting securities are owned by Diebold Australia Pty. Ltd., which is owned 100% by Diebold Australia Holding Company, Inc. which is 100% owned by Registrant.

(25)	50% of voting securities owned by Diebold China Security Holding Company, Inc., which is 100% owned by Registrant.

(26)	100% of voting securities are owned by Diebold South Africa (Pty) Ltd. which is 100% owned by the Registrant.

(27)	10% of voting securities are owned by Diebold Selbstbedienungssysteme GmbH which is owned 100% Diebold Self Service Solutions Limited Liability Company; 90% of voting securities are owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.

(28)	100% of voting securities are owned by Diebold (Thailand) Company Limited, which is 100% owned by the Registrant.

(29)	99.99% of voting securities are owned by Diebold Columbia SA (refer to 21 for ownership) and 0.01% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

(30)	100% of voting securities are owned by Diebold International Limited, which is 100% owned by Diebold Self-Service Solutions Limited Liability Company, which is 95% owned by the Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.